EXHIBIT 5.1

[Dorsey & Whitney LLP Letterhead]

Compex Technologies, Inc.
1811 Old Highway 8
New Brighton, Minnesota 55112-3493

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Compex Technologies, Inc., a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale from time to time by the selling shareholders named in the Registration Statement of up to 1,000,000 shares (the “Outstanding Shares”) of common stock of the Company, par value $.01 per share (“Common Stock”), and up to 250,000 shares of Common Stock to be issued upon exercise of additional investment rights (the “AIR Shares” and together with the Outstanding Shares, the “Shares”).

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company.

          Based on the foregoing, we are of the opinion that:

     1. The Outstanding Shares to be sold by the selling shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

     2. The AIR Shares to be sold by the selling shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action, and upon issuance, delivery and payment therefor as described in the additional investment rights, will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Dated: December 4, 2003
Very truly yours, /s/ Dorsey & Whitney LLP
TOM